                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_] Preliminary proxy statement     [_]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               Columbia Bancorp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                               Sibyl S. Malatras
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined.)
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5)  Total fee paid:
--------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
--------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3)  Filing party:
--------------------------------------------------------------------------------

     (4)  Date filed:
--------------------------------------------------------------------------------

                                    [LOGO]

                               COLUMBIA BANCORP

                         10480 Little Patuxent Parkway
                           Columbia, Maryland 21044


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 29, 2001


          Notice is hereby given that the Annual Meeting of Stockholders of Columbia Bancorp will be held at the Sheraton Columbia, Wincopin Circle, Columbia, Maryland 21044 on Tuesday, May 29, 2001, at 5:30 p.m. for the following purposes:

     1. To elect eight directors to serve until their terms of office expire and until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on April 6, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

          Your Proxy is enclosed. You are encouraged to complete, date, sign and return promptly the Proxy in the envelope provided even though you may plan to attend the meeting. No postage is necessary for mailing in the United States. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will insure your representation if you cannot attend. If you attend the meeting, you may revoke your Proxy and vote in person.


                                        By Order of the Board of Directors




                                        JOHN A. SCALDARA, JR.
                                        Corporate Secretary

Columbia, Maryland
April 18, 2001

                                PROXY STATEMENT


                                 INTRODUCTION


     This Proxy Statement is furnished on or about April 20, 2001 to stockholders of Columbia Bancorp (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice and at any adjournments or postponements thereof. The purposes of the meeting are set forth in the accompanying notice of annual meeting of stockholders.


Proxies and Voting

     The accompanying proxy is solicited by the Board of Directors of the Company. The Board of Directors has selected Winfield M. Kelly, Jr. and John M. Bond, Jr., or either of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person whether or not he or she has previously given a proxy.

     The record date for stockholders entitled to notice of and to vote at the annual meeting was the close of business on April 6, 2001. At that date there were outstanding and entitled to vote approximately 7,164,964 shares of Common Stock, par value $.01 per share, of the Company. In the election of directors each share is entitled to one vote for each director to be elected; however, cumulative voting is not permitted. For all matters except the election of directors, each share is entitled to one vote.

     The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail and by directors, officers and employees of the Company and its subsidiary, The Columbia Bank (the "Bank"), without additional compensation to them. In some instances solicitation may be made by telephone or telegraph, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to principals.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2000, has been mailed to all stockholders with this Proxy Statement.



                     PROPOSAL 1  -  ELECTION OF DIRECTORS


     The charter and by-laws of the Company provide that the directors shall be classified into three classes as equal in number as possible, with each director serving a three-year term.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.

Nominees

     Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following eight nominees for the office of director of the Company, to serve as directors for three years, two years with regard to Mr. LaPlaca, or until their respective successors have been duly elected and qualified. All such nominees are currently serving as directors. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other persons, if any, as the Board of Directors may recommend.

     The names and ages (as of April 6, 2001) of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, and certain other information are set forth below. Unless otherwise noted, each has served as a director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988.


Name of Nominee         Information Regarding Nominee
---------------         -----------------------------


         Nominee for Director to be elected at the 2001 Annual Meeting
               To serve until the 2003 Annual Meeting (Class I)

Raymond G. LaPlaca      Mr. LaPlaca is 63 years old. He is a Partner of the law
                        firm Knight, Manzi, Nussbaum & LaPlaca, PA, located in
                        Upper Marlboro, Maryland. Mr. LaPlaca previously served as a director of Suburban Bancshares, Inc. ("Suburban") and Suburban Bank of Maryland ("Suburban Bank"). He has served as a director of the Company since June, 2000.
                        Mr. LaPlaca currently serves on the Executive Committee of the Company.

       Nominees for Directors to be elected at the 2001 Annual Meeting to serve until the 2004 Annual Meeting (Class II)

Hugh F.Z. Cole, Jr.     Mr. Cole is 59 years old. He is Chairman and CFO of
                        Brantly Development Group, Inc., a real estate development company. Mr. Cole has served as a director of the Company and Bank since July, 1988. Mr. Cole currently serves as Chairman of the Audit Committee of the Company.

G. William Floyd        Mr. Floyd is 69 years old. He is a general partner of
                        Venture Associates, a commercial real estate investment firm. Mr. Floyd currently serves on the Audit Committee of the Company.

Herschel L. Langenthal  Mr. Langenthal is 72 years old. He is the managing partner of Langenmyer Company, an investment company. Mr. Langenthal is Chairman of the Executive Committee of the Company. He also serves on the Asset/Liability Management, Personnel, Compensation and Stock Option ("PCSO") and Strategic Planning Committees of the Company.

Richard E. McCready     Mr. McCready is 67 years old. He is Chairman and CEO of
                        Advantage/ESM Sales and Marketing, a food brokerage company. Mr.

                        McCready currently serves on the Asset/Liability Management Committee of the Company.

James R. Moxley, Jr.    Mr. Moxley is 70 years old. He is the retired President
                        of Security Development Corporation, a real estate development company. Mr. Moxley, Jr. is also Vice-
                        Chairman of the Company and is the father of Mr. Moxley,
                        III. Mr. Moxley, Jr. is Chairman of the Strategic
                        Planning Committee, and as Vice-Chairman of the Company, Mr. Moxley, Jr. serves on all committees of the Company, except the Audit Committee.

Vincent D. Palumbo      Dr. Palumbo is 66 years old. He is President of V.D.
                        Palumbo, P.A. and is an oral and maxillofacila surgeon, practicing in Fort Washington, Maryland. Dr. Palumbo previously served as a director of Suburban and Suburban
                        Bank. He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Dr. Palumbo currently serves on the Acquisition, Development and Construction ("ADC") and
                        Asset/Liability Management Committees of the Company.

Lawrence A. Shulman     Mr. Shulman is 58 years old. Mr. Shulman is President of
                        Shulman, Rogers, Gandal, Pordy & Ecker, P.A., a law firm in Rockville, Maryland. Mr. Shulman previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Mr.
                        Shulman currently serves on the Audit and PCSO
                        Committees of the Company.


Continuing Directors

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated. Unless otherwise noted, each has served as a director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988.

Name of Director        Information Regarding Director
----------------        ------------------------------

         Directors to serve until the 2002 Annual Meeting (Class III)

John M. Bond, Jr.       Mr. Bond, Jr. is 57 years old and has served as a
                        director and President and Chief Executive Officer of the Company since inception. Mr. Bond, Jr. has also served as a director and President and Chief Executive
                        Officer of the Bank since inception. Mr. Bond serves on all committees of the Company except for the Audit and PCSO Committees.

William L. Hermann      Mr. Hermann is 59 years old and is President of William
                        L. Hermann, Inc., a financial management company. Mr.
                        Hermann served as General Manager of the Glenmore office of the Bank until December, 1997. He has served as a director of the Company and the Bank since June, 1989.
                        Mr. Hermann is Chairman of the Asset/Liability
                        Management Committee and also serves on the Strategic
                        Planning Committee of the Company.

Charles C. Holman       Mr. Holman is 67 years old. Since June, 1992 and until
                        his retirement effective December 31, 1998, Mr. Holman served as Executive Vice President of the Bank and was responsible for the Bank's acquisition, development and construction loan portfolio. Mr. Holman has served as a director of the Company since December, 1998. Mr. Holman currently serves on the ADC and Executive Committees of the Company.

Winfield M. Kelly, Jr.  Mr. Kelly is 62 years old. He is the President and Chief
                        Executive Officer of Dimensions Healthcare System, a health care company located in Largo, Maryland. Mr. Kelly was appointed Chairman of the Company and the Bank effective March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Previously, Mr. Kelly served as Chairman and Chief Executive Officer of Suburban and Suburban Bank. As Chairman, Mr. Kelly serves on all committees of the Company, except the Audit Committee.

Harry L. Lundy, Jr.     Mr. Lundy is 60 years old. He is President and owner of
                        Williamsburg Group, LLC, Williamsburg Builders, Inc. and
                        Hallmark Builders, Inc. He is Executive Vice President and owner of Patriot Homes, Inc. Each of the aforementioned companies is a residential construction company. Mr. Lundy currently serves on the ADC and Strategic Planning Committees of the Company.

James R. Moxley, III    Mr. Moxley, III is 40 years old. He is a Principal of
                        Security Development, LLC, a real estate development company. He is the son of Mr. Moxley, Jr. Mr. Moxley,
                        III has served as a director of the Company and the Bank since April, 1999. Mr. Moxley, III currently serves on the Asset/Liability Management and Community
                        Reinvestment Act ("CRA") Advisory Committees of the
                        Company.

Mary S. Scrivener       Mrs. Scrivener is 63 years old. She is Secretary of
                        Calvert General Contractors, a commercial construction company. Mrs. Scrivener currently serves on the CRA
                        Advisory and PCSO Committees of the Company.

Theodore G. Venetoulis  Mr. Venetoulis is 66 years old. He is the President of
                        H&V Communications, a media and publishing company. He is a former Baltimore County Executive, the County's senior elected official, and has been publisher of the Orioles Gazette and political analyst for WBAL-TV in Baltimore, Maryland. Mr. Venetoulis currently serves on the Executive, PCSO and Strategic Planning Committees of the Company.

          Directors to serve until the 2003 Annual Meeting (Class I)

Anand S. Bhasin         Mr. Bhasin is 63 years old. He is President of Gemini
                        Ventures Corporation, an international trading company.
                        Mr. Bhasin has served as a director of the Company since
                        November, 1990 and the Bank since April, 1992. Mr.
                        Bhasin currently serves on the Audit and CRA Advisory
                        Committees of the Company.

Robert R. Bowie, Jr.    Mr. Bowie is 53 years old. He is a Founding Member of
                        the law firm Bowie & Jensen, LLC, located in Towson, Maryland. Mr. Bowie has served as a director of the Company and the Bank since December, 1999. Mr. Bowie currently serves on the Asset/Liability Management and Audit Committees of the Company.

Garnett Y. Clark, Jr.   Mr. Clark is 58 years old. He is President of GYC Group
                        Ltd., a building and development company. He is also
                        President of Clark & Associates Realtors, Inc. Mr. Clark currently serves on the ADC, Executive and Strategic
                        Planning Committees of the Company.

Kenneth H. Michael      Mr. Michael is 62 years old. He is the Chairman of The
                        Michael Companies, a real estate development and management company. Mr. Michael previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Mr.
                        Michael currently serves as Chairman of the ADC
                        Committee of the Company.

Maurice M. Simpkins     Mr. Simpkins is 55 years old. He is Vice President for
                        Public Affairs at The Ryland Group, Inc., a residential homebuilder and mortgage finance company, and has been with Ryland since 1971. Mr. Simpkins has served as a director of the Company and Bank since April, 1997. Mr.
                        Simpkins currently serves as Chairman of the CRA
                        Advisory Committee and also serves on the ADC Committee of the Company.

Robert N. Smelkinson    Mr. Smelkinson is 71 years old. He is the retired
                        Chairman of Smelkinson Sysco, a distribution company.
                        Mr. Smelkinson currently serves as Chairman of the PCSO
                        Committee and also serves on the Executive and Strategic
                        Planning Committees of the Company.


Board and Committee Meetings

     The Board of Directors held ten meetings during 2000. Directors Floyd, McCready and Shulman attended fewer than 75% of the sum of the total number of Company meetings of the Board of Directors and of committees of the Board of Directors on which each served during 2000.

     The Board of Directors has seven standing committees. The committees are the Executive; Acquisition, Development and Construction; Audit; Asset/Liability Management; Community Reinvestment Act Advisory; Personnel, Compensation and Stock Option and Strategic Planning Committees. The Board of Directors has not established a nominating committee. The functions customarily attributable to a nominating committee are performed by the PCSO Committee and the Board of Directors as a whole. The Board of Directors will consider nominees recommended by stockholders. Such recommendations should be directed to the Board of Directors of the Company in care of the Secretary. In addition, the Board of Directors, from time to time, establishes special committees which have a limited duration. Directors are appointed to each committee for a one-year term. The Chairman of the Board and Vice-Chairman of the Board, are members of all committees appointed, with the exception of the Audit Committee. The President is a member of all committees appointed, with the exception of the Audit and PCSO Committees.

     The Executive Committee held thirty meetings during 2000. The Executive Committee consists of Directors Bond, Jr., Clark, Holman, Kelly, Langenthal (Chairman), LaPlaca, Moxley, Jr., Smelkinson and Venetoulis. The Committee is responsible for evaluating and approving credits exceeding the lending authority of officers of the Bank; reviewing on a regular basis financial information, operational statistics, loan delinquencies and potential problem loans; and taking other actions as may be required in the absence of the full Board of Directors.

     The Audit Committee held three meetings during 2000. The Audit Committee consists of Directors Bhasin, Bowie, Cole (Chairman), Floyd and Shulman. The Committee is responsible for overseeing the Company's internal accounting controls; recommending to the Board of Directors the selection of the Company's independent auditors; reviewing the annual audit plan, annual report and results of the independent audit; reviewing supervisory examination reports; and initiating other special reviews when deemed necessary. The members of the Audit Committee are not employees of the Company or Bank and are independent as required by Nasdaq listing standards. The Committee has adopted a written Charter which has been approved by the Board of Directors and is attached hereto as Exhibit A.

     The PCSO Committee held four meetings during 2000. The PCSO Committee consists of Directors Kelly, Langenthal, Moxley, Jr., Scrivener, Shulman, Smelkinson (Chairman) and Venetoulis. The Committee oversees the compensation of all employees, except the compensation of the President and directors; reviews the compensation of the President and directors, and makes recommendations regarding changes to such to the Board of Directors for approval; monitors personnel related matters of the Company; reviews and authorizes employee related benefit plans; and administers the Company's stock option programs.


Compensation of Directors

     Non-employee directors of the Company and the Bank will receive $175 and stock options to purchase thirty-five shares of Common Stock of the Company for each Board and committee meeting, other than the Strategic Planning Committee, attended during 2001. Chairpersons of committees, other than directors Langenthal and Moxley, Jr., will receive $275 for each committee meeting attended during 2001. Directors Kelly and Langenthal, serving in the capacities of Chairman and Chairman of the Executive Committee of the Company and the Bank, thereafter, receive annual fees of $60,000 and $27,000, respectively, and stock options granted for meeting attendance. Mr. Moxley, Jr., serving as Vice-Chairman of the Company, receives an annual fee of $29,000 and stock options granted for meeting attendance. These amounts are unchanged from those received during 2000. The Chairman, Vice-Chairman and Chairman of the Executive Committee are also eligible for a bonus to be awarded at the discretion of the Board of Directors. No bonus was awarded for service during 2000. Total director fees paid by the Company and the Bank for 2000 service were $164,350, exclusive of fees paid by Suburban prior to the merger. In addition, on December 31, 2000, stock options to purchase 12,330 shares of the Company's Common Stock at $11.0315 per share, the then current market price, were granted to directors for meeting attendance during 2000.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of Common Stock of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with, except that Directors Langenthal and Lundy and Executive Vice President Locke inadvertently each filed late the report required by Section

16(a) of the Act to recognize transactions in the Company's Common Stock. All such required filings have been brought current.


Certain Relationships and Related Transactions

     The Bank has made loans to certain of its executive officers, directors and related parties. These loans were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2000, these loans totaled $5.2 million, or approximately 8.8% of the total equity capital of the Bank.

     In November, 1997, the Bank acquired through foreclosure a 75% interest in a residential development project consisting of 262 residential building lots in various stages of development. Also, in November, 1997, the Bank engaged The Michael Companies, a real estate development company owned solely by Mr. Kenneth Michael, to serve as development and marketing manager with respect to the project. The Michael Companies earns a development fee of $1,200 per lot as lots are developed and sold, $200 of which is deferred until all public improvements have been dedicated and any bonds related to the property have been released. The Bank's share of these amounts are $900 and $150, respectively. In addition, The Michael Companies earns a sales commission of 4%, the Bank's share being 3%, of the sales price of each lot at settlement. In 1998, the Bank paid The Michael Companies sales commissions of $52,380 and development fees of $31,500, of which $5,250 was deferred. In 1999, the Bank paid The Michael Companies sales commissions of $73,980 and development fees of $51,300, of which $8,550 was deferred. In 2000, sales commissions were $66,720 and development fees were $46,800, of which $7,800 was deferred. As of December 31, 2000, 118 lots were under option contract of sale at prices ranging from $31,000 to $36,000 with a takedown schedule that extends through September, 2003.

     Pursuant to a services agreement between the Company and Winfield M. Kelly, Jr., effective March 8, 2000, Mr. Kelly serves as the Chairman of the Company and the Bank. Under the services agreement, Mr. Kelly will receive (i) annual director's fees of $60,000, and (ii) certain employee benefits. The term of the amended agreement will expire upon the expiration of Mr. Kelly's initial term as a director of the Company and is subject to automatic renewal upon his re-election as Chairman by the board of directors. If the agreement is terminated by the Company without cause or if Mr. Kelly terminates the agreement for "cause", the Company must pay Mr. Kelly the sum of $120,000 as severance compensation. If Mr. Kelly's agreement is terminated by the Company for "cause", he will be entitled only to compensation earned prior to such termination. Upon the earlier of (i) March 8, 2005 or (ii) in the event that the agreement is terminated or not renewed as a result of any sale or exchange of stock resulting in a change in a controlling interest of the Company or the Bank, the Company will pay Mr. Kelly $200,000 as additional compensation.

     In August, 1999, the Bank entered into an agreement with an automobile dealership owned principally by Mr. Kelly. Under terms of the agreement, the Bank purchases qualifying automobile loans originated by the dealership. The dealership receives a customary dealer reserve (premium) which aggregated $184,000 during 2000 and $48,000 during 1999.



           PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK


Certain Beneficial Owners

     No persons were known by the Company to own beneficially, directly or indirectly, more than 5% of the Company's Common Stock outstanding on March 16, 2001.

Beneficial Ownership of Executive Officers, Directors and Nominees

       The following table lists the number of shares of Common Stock of the Company beneficially owned at March 23, 2001 by directors and named Executive Officers of the Company and the Bank, directly or indirectly.

                                    Shares of
                                   Common Stock    Stock Options(1)   % of Class
                                   ------------    ----------------   ----------

Continuing Directors:
Anand S. Bhasin/(2)/                   47,160            2,981            *
John M. Bond, Jr./(3)(4)/             238,030           51,428           4.0%
Robert R. Bowie, Jr.                      100              390            *
Garnett Y. Clark, Jr.                  47,352            5,401            *
William L. Hermann/(5)/                58,960            1,880            *
Charles C. Holman                      16,843           15,580            *
Winfield M. Kelly, Jr.                141,207           11,690           2.1
Harry L. Lundy, Jr./(6)/              108,132            3,364           1.6
Kenneth H. Michael                     42,342            2,668            *
James R. Moxley, III/(7)/              13,899              720            *
Mary S. Scrivener                      55,086            1,745            *
Maurice M. Simpkins                    11,174            2,075            *
Robert N. Smelkinson                  118,348            6,124           1.7
Theodore G. Venetoulis/(8)/            26,626            4,631            *

Director Nominees:
Hugh F. Z. Cole, Jr.                   44,245            3,733            *
G. William Floyd                       28,196              615            *
Herschel L. Langenthal/(9)/            94,912           18,035           1.6
Richard E. McCready                    46,596            2,149            *
James R. Moxley, Jr./(10)/             49,058           23,674           1.0
Vincent D. Palumbo                     60,180            2,608            *
Lawrence A. Shulman                     9,899              854            *
Raymond G. LaPlaca                     12,814            2,788            *

Named Executive Officers:
Michael T. Galeone/(11)/               12,622           16,200            *
Robert W. Locke/(12)/                  24,424           10,888            *
Scott C. Nicholson/(13)/                1,558           16,500            *
John A. Scaldara, Jr./(14)(15)/       108,143           27,110           1.9

All directors and named executive
  officers (26 persons)/(16)/       1,311,186          235,831          20.9%
                                    =========          =======


Company totals                      7,164,964          337,409
                                    =========          =======


*      Less than 1%
  (1) Represents the number of shares of Common Stock subject to stock options currently exercisable.
  (2) Includes 4,088 shares of Common Stock owned by Mr. Bhasin's children and 4,806 shares held by Mr. Bhasin's spouse.

(3) Includes 46,264 shares of Common Stock and 1,928 stock options for which Mr. Bond, Jr. is a co-trustee and a remainder beneficiary. Also includes 33,988 shares held by Mr. Bond, Jr.'s spouse and 11,000 shares for which Mr. Bond, Jr. has power of attorney.
(4) Includes 102,640 shares of Common Stock held by the Company's 401(k) Plan and Trust on December 31, 2000 for which Mr. Bond, Jr. serves as a trustee. Beneficial ownership of such shares is expressly disclaimed, except as to 22,551 shares held for the account of Mr. Bond, Jr.
(5) Includes 9,728 shares of Common Stock owned by a corporation of which Mr. Hermann owns an interest.
(6) Includes 44,775 shares of Common Stock for which Mr. Lundy is a trustee and 60,674 shares of Common Stock owned by a corporation and a limited partnership of which Mr. Lundy owns an interest.
(7) Includes 2,752 shares of Common Stock owned by Mr. Moxley, III's children and 220 shares held by Mr. Moxley, III's spouse.
(8) Includes 26,484 shares of Common Stock held by a trust; the beneficial ownership of such shares is expressly disclaimed.
(9) Includes 23,424 shares of Common Stock for which Mr. Langenthal is a trustee and 41,990 shares of Common Stock owned by two partnerships and a corporation of which Mr. Langenthal owns an interest. Also includes 7,040 shares held by Mr. Langenthal's spouse.
(10) Includes 10,960 shares held Mr. Moxley, Jr.'s spouse.
(11) Includes 110 shares of Common Stock held for the account of Mr. Galeone in the Company's 401(k) Plan and Trust.
(12) Includes 2,412 shares of Common Stock held for the account of Mr. Locke in the Company's 401(k) Plan and Trust and 13,828 shares of Common Stock and 538 stock options held by Mr. Locke's spouse.
(13) Shares are held for the account of Mr. Nicholson in the Company's 401(k) Plan and Trust.
(14) Includes 331 shares of Common Stock for which Mr. Scaldara is trustee.
(15) Includes 102,640 shares of Common Stock held by the Company's 401(k) Plan and Trust on December 31, 2000 for which Mr. Scaldara serves as a trustee. Beneficial ownership of such shares is expressly disclaimed, except as to 11,438 shares held for the account of Mr. Scaldara.
(16) Includes 102,640 shares of Common Stock held by the Company's 401(k) Plan and Trust for which Mr. Bond, Jr. and Mr. Scaldara are trustees.



                                 EXECUTIVE COMPENSATION


Compensation Committee Report on Executive Compensation

     The following report is submitted by the Personnel, Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The report addresses the executive compensation policies of the Bank and the Company (collectively, the "Company") for 2000. The Committee is currently composed of the following non-employee Directors of the Company:

                    R. Smelkinson, Chairman        M. Scrivener
                    W. Kelly                       L. Shulman
                    H. Langenthal                  T. Venetoulis
                    J. Moxley, Jr.

     The Committee establishes the compensation of senior officers of the Company with the exception of Mr. Bond, Jr., the President and Chief Executive Officer. Mr. Bond, Jr.'s compensation is established by the Board of Directors of the Company based upon data provided by and recommendations of the Committee. The Board of Directors also establishes the compensation of the Chairman, Vice-Chairman, and Chairman of the Executive Committee of the Board of Directors based on the recommendations of the Committee. In addition, the Committee generally reviews all personnel related issues, including salary administration related to all other employees, and administers the Company's 1997 Stock Option Plans and 401(k) Plan and Trust, and the Bank's Deferred Compensation Plan. The overall goal of the Committee is the establishment and administration of compensation policies directly related to attainment of corporate operational and financial goals which provide the ability to attract, motivate, reward and retain qualified employees.

     The Company utilizes an internal salary administration plan as the guide for its assessment of compensation levels throughout the Company, including compensation levels of executive officers. The plan includes job descriptions for all positions and rates the overall responsibility of each position based on characteristics including job knowledge, problem-solving, accountability, human relations, communications, supervision of others and marketing. Each position is assigned to a salary grade based on level of overall responsibility. Salary ranges for each salary grade are developed based on market information available for similar positions at financial institutions both in the communities where the Company does business and outside the Company's market area. These results are updated annually by the Company's human resources staff and consultants using current market data which reflects marketplace changes, inflation, and, if applicable, corporate performance.

     Using the salary administration plan as a guide, the Committee, and the Board of Directors as related to Mr. Bond, Jr., establishes the compensation paid to executive officers based upon the individual performance of the executive officer and the overall performance of the Company. In assessing the performance of an individual executive officer, the Committee considers the executive officer's historical performance, degree of responsibility, level of experience, years of service to the Company, contribution to the performance of the Company and commitment to meeting strategic goals. The Committee considers several factors when assessing the overall performance of the Company. Specifically, the Committee considers the financial performance of the Company relative to the financial plan approved by the Board of Directors, results of regulatory examinations, growth, financial plans established for the following year, capital position and stock performance. Ultimately, the Committee establishes the level of compensation paid to executive officers based on the factors reviewed above, and not based on a stated formula.

     With respect to the base salary of $250,000 granted to Mr. Bond, Jr. for the year 2000, the Committee took into account the Company's performance during 1999 and appropriate market data utilized in the Salary Administration Plan referred to above. Particular emphasis was placed on Mr. Bond, Jr.'s individual performance, including his leadership role through a period of continued growth, the Company's continued strong financial performance, and the successful negotiation of the merger with Suburban (which was completed on March 8, 2000).

     Bonuses are discretionary and are generally granted to senior officers based on the extent to which the Company achieves annual performance objectives, as established by the Board of Directors. Such performance objectives include net income, earnings per share and return on equity goals. Bonuses may also be awarded to other officers and employees based on recommendations by supervisors. Bonuses are accrued throughout the year and are generally paid before the end of February in the subsequent year. Performance bonuses paid to the named executive officers in 2001 for the year 2000 were as follows: $40,000 to Mr. Bond, Jr., $20,000 to Mr. Galeone, $10,000 to Mr. Horvath, $15,000 to Mr. Nicholson and $20,000 to Mr. Scaldara. In addition, during 2000, bonuses of $25,000, $8,000, and $18,000 were paid to Messrs. Bond, Jr., Galeone, and Scaldara, respectively, in recognition of their efforts associated with the merger and integration of Suburban.

     The Committee believes that the granting of stock options is the most appropriate form of long term compensation for senior officers, since awards of equity encourage ownership in the success of the Company. Stock option grants are discretionary and are limited by the terms and conditions of the Company's 1997 Stock Option Plan. During 2000, Mr. Bond, Jr. was awarded incentive options for 5,000 shares and nonqualified options for 5,000 shares. Messrs. Galeone, Nicholson and Scaldara were awarded incentive options for 4,000 shares, 4,000 shares and 5,000 shares, respectively.

          Personnel, Compensation and Stock Option Committee:

          R. Smelkinson, Chairman               M. Scrivener
          W. Kelly                              L. Shulman
          H. Langenthal                         T. Venetoulis
          J. Moxley, Jr.


Compensation Committee Interlocks and Insider Participation

     No member of the PCSO Committee is a former or current employee of the Company or the Bank.

     The table below provides the aggregate balance at December 31, 2000 of loans in excess of $60,000 issued by the Bank to members of the PCSO Committee and/or their affiliates. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

                                                   Aggregate Loan
                                             Balance at December 31, 2000
                                             ----------------------------

              Herschel L. Langenthal                   $498,611
                                                       ========


     Pursuant to a services agreement between the Company and Winfield M. Kelly, Jr., effective March 8, 2000, Mr. Kelly serves as the Chairman of the Company and the Bank. Under the services agreement, Mr. Kelly will receive (i) annual director's fees of $60,000, and (ii) certain employee benefits. The term of the amended agreement will expire upon the expiration of Mr. Kelly's initial term as a director of the Company and is subject to automatic renewal upon his re-election as Chairman by the board of directors. If the agreement is terminated by the Company without cause or if Mr. Kelly terminates the agreement for "cause", the Company must pay Mr. Kelly the sum of $120,000 as severance compensation. If Mr. Kelly's agreement is terminated by the Company for "cause", he will be entitled only to compensation earned prior to such termination. Upon the earlier of (i) March 8, 2005 or (ii) in the event that the agreement is terminated or not renewed as a result of any sale or exchange of stock resulting in a change in a controlling interest of the Company or the Bank, the Company will pay Mr. Kelly $200,000 as additional compensation.

     In addition, the Bank has a business relationship with an automobile dealership owned principally by Mr. Kelly. Under terms of an agreement with the dealership, the Bank purchases qualifying automobile loans originated by the dealership. The dealership receives a customary dealer reserve (premium) which aggregated $184,000 in 2000 and $48,000 in 1999.


Summary Compensation Table

     The table below presents a summary of compensation for the last three fiscal years of the chief executive officer of the Company and the other most highly paid executive officers of the Company and the Bank (collectively, the "Executive Officers") whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000.

                                                                                Shares of Common
           Name and                             Annual Compensation (a)         Stock Underlying        All Other
                                                -----------------------
      Principal Position         Year           Salary            Bonus         Options Awarded      Compensation(b)
      ------------------         ----           ------            -----         ----------------     ---------------
John M. Bond, Jr.                2000            $250,000         $65,000             10,000            $ 29,715
        President and CEO        1999             230,925               -             12,000             (37,551)
                                 1998             225,000               -             40,000              21,091

Michael T. Galeone               2000            $168,000         $28,000              4,000            $ 17,897
     Executive Vice President    1999             164,000          12,000              2,000               1,184
                                 1998             160,000          15,000              8,000              14,723

Robert W. Locke                  2000            $132,000         $ 5,000              4,000            $ 15,409
     Executive Vice President    1999             125,500          12,000              3,500               4,110
                                 1998             115,500           7,500              8,000              11,194

Scott C. Nicholson               2000            $132,000         $15,000              4,000            $  4,213
     Executive Vice President    1999             121,333          12,000              2,000               3,800
                                 1998             109,200          15,000              6,000               2,915

John A. Scaldara, Jr.            2000            $146,000         $38,000              5,000            $ 18,822
     Executive Vice President,   1999             140,000          12,000              5,000              (2,167)
     Chief Financial Officer     1998             130,000               -              8,000              12,441
     and Corporate Secretary

_____________________
(a) No officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for 2000 for such officer in the Summary Compensation Table.

(b) The amounts represent discretionary matching contributions made by the Company and allocated forfeitures resulting from employee terminations as determined under terms of the Company's 401(k) Plan and Trust. All employees participating in the Company's 401(k) Plan and Trust receive matching contributions and forfeitures on equivalent terms. The amounts also include discretionary matching contributions made by the Bank as determined under terms of the Bank's Deferred Compensation Plan and a credit (charge) to reflect the appreciation (depreciation) of the participants' account balance during the year. In addition, the Deferred Compensation Plan provides for payment of a death benefit in the event that a participant dies while in active service. At January 1, 2001, the death benefit for each of the Executive Officers was as follows: Mr. Bond, Jr., $978,400; Mr. Galeone, $782,200; Mr. Locke, $384,700; and Mr. Scaldara,
     Jr., $913,300.


Option Grants in Last Fiscal Year

     The table below provides analysis of all individual grants of stock options made during the year ended December 31, 2000 to the Executive Officers:

                                                                                                     Potential Realizable
                                           Percent of                                            Value at Assumed Annual Rates
                          Number of       Total Options                                           of Stock Price Appreciation
                         Securities        Granted to                                                  for Option Award
                         Underlying       Employees in      Exercise or                                ----------------
    Name               Options Granted     Fiscal Year      Base Price     Expiration Date             5%           10%
    ----               ---------------    -------------     -----------    ----------------            --           ---
John M. Bond, Jr.            10,000          17.1%            $ 10.625     January 31, 2010          $66,820     $169,335
Michael T. Galeone            4,000           6.8%            $10.9375     January 24, 2010           27,514       69,726
Robert W. Locke               4,000           6.8%            $10.9375     January 24, 2010           27,514       69,726
Scott C. Nicholson            4,000           6.8%            $10.9375     January 24, 2010           27,514       69,726
John A. Scaldara, Jr.         5,000           8.5%            $10.9375     January 24, 2010           34,393       87,158

_____________________________________________

     (a) The stock options granted become vested to the extent of 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below provides an analysis of aggregate stock options exercised during 2000 and outstanding stock options as of December 31, 2000 for the executive Officers. There were no adjustments or amendments to the exercise price of stock options previously awarded to any Executive Officer during 2000.


                                                                    Shares of
                                                              Common Stock Underlying               Value of Unexercised
                           Shares of Common                     Unexercised Options                     In-The-Money
                            Stock Acquired      Value            at Fiscal Year-End             Options at Fiscal Year-End
                                                           -------------------------------  ---------------------------------------
Name                         on Exercise       Realized      Exercisable   Unexercisable       Exercisable          Unexercisable
----                       ----------------    --------    -------------   ---------------  ------------------  -------------------

John M. Bond, Jr.                -             $    -           34,000         39,000             $68,269               $4,063

Michael T. Galeone               -             $    -           19,300          9,500             $93,701               $  375

Robert W. Locke                  -             $    -            8,675         10,625             $24,200               $  375

Scott C. Nicholson               -             $    -           12,000         10,000             $24,966               $  422

John A. Scaldara, Jr.            -             $    -           23,310         14,250             $84,913               $  516

Employment Contracts and Change in Control Agreements

     The Company and the Bank (collectively, the "Companies") entered into an employment agreement dated February 26, 1996 with John M. Bond, Jr. (the "Agreement"). The terms of the Agreement continue until the earlier of (i) the close of business on the date which is three years after the date on which either party provides written notice of termination, other than for "cause", as defined in the Agreement, but no later than the close of business on the sixty-fifth birthday of Mr. Bond, Jr., or (ii) the date on which Mr. Bond, Jr.'s employment is otherwise terminated pursuant to the provisions of the Agreement. Under terms of the Agreement, Mr. Bond, Jr. serves as President and Chief Executive Officer of the Companies with a minimum annual base compensation of $275,000 effective January 1, 2001, which is subject to normal periodic review, at least annually, for increases based on the salary policies of the Companies and Mr. Bond, Jr.'s contributions to the Companies. Mr. Bond, Jr. is also entitled to participate in all incentive and benefit programs offered by the Companies. If Mr. Bond, Jr.'s employment is terminated, other than for

"cause", the Companies are required to continue to provide benefits to him and pay his salary for a predetermined period plus, under certain circumstances, pay an annual bonus as determined in accordance with the terms of the Agreement. The Agreement also contains a non-competition provision which prohibits Mr. Bond, Jr., during his employment with the Companies, or for a period of three years following voluntary resignation or termination for "cause", from directly or indirectly engaging in activities competitive with the business of the Companies.

     The Agreement also provides that in the event of (i) termination, other than for "cause", (ii) resignation due to a significant change in the nature or scope of authority and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any "change in control" (as defined in the Agreement) of the Companies, Mr. Bond, Jr., within 15 days of termination, will be paid a lump sum payment equal to three times the sum of his annual base compensation and the average of the bonuses paid to him over the past three years. In the event of voluntary resignation 90 days prior to, or within one year after, any "change in control" of the Companies, Mr. Bond, Jr., within 15 days of resignation, will be paid a lump sum payment equal to the sum of his annual base salary and the average of the bonuses paid to him over the past three years. Any payments made in connection with a "change in control" of the Companies after Mr. Bond, Jr. reaches 62 years of age will be pro-rated to age 65.

     Messrs. Galeone, Locke, Nicholson and Scaldara also have employment agreements specifying minimum annual base compensation of $176,000, $136,000, $139,000 and $166,000, respectively, effective January 1, 2001. The other terms of these agreements are similar to those of the Agreement, except that the duration is a two-year continuous period and the lump sum payment payable in the event of (i) termination other than for "cause", (ii) resignation due to a significant change in the nature and scope of authorities and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any "change in control" of the Companies is equal to two times the sum of the applicable officer's base annual compensation and the average of such officer's bonuses for the past three years. In addition, any payments made in connection with a "change in control" of the Companies after reaching 63 years of age will be pro-rated to age 65.

     The Company's 1987 Stock Option Plan, as amended, 1990 Stock Option Plan, 1997 Stock Option Plan, 401(k) Plan, and the Bank's Deferred Compensation Plan all provide that in the event of a "change in control" (as defined by each of the plans), all amounts not fully vested become immediately 100% vested.


Stockholder Return Performance Graph

     The following graph compares the cumulative total return on the Company's Common Stock during the five years ended December 31, 2000 with that of a broad market index (Nasdaq, U.S. Companies), and three industry peer group indices:
(i) SNL Securities LC Bank Index for banks with assets from $250 million through $500 million ("SNL $250-$500M Bank Index"), (ii) SNL Securities LC Bank Index for banks with assets from $500 million through $1.0 billion ("SNL $500 -$1,000M Bank Index), and (iii) publicly traded commercial banks in Maryland, Pennsylvania, Virginia and the District of Columbia with total assets less than $1 billion ("CBMD Peer Group"). The graph assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends.

                          Five Year Cumulative Return


                                    [GRAPH]


                                                                         Period Ending
                                       -----------------------------------------------------------------------------------
     Index                                12/31/95      12/31/96      12/31/97      12/31/98      12/31/99      12/31/00
                                          --------      --------      --------      --------      --------      --------
     Columbia Bancorp                       100.00        125.92        205.24        208.88        142.66        143.11
     NASDAQ - Total US                      100.00        123.04        150.69        212.51        394.92        237.62
     SNL $250-$500M Bank Index              100.00        129.85        224.58        201.12        187.11        180.15
     CBMD Peer Group                        100.00        115.09        178.76        172.87        150.94        137.56
     SNL $500M-$1B Bank Index               100.00        125.01        203.22        199.81        184.96        177.04


                             INDEPENDENT AUDITORS

     KPMG LLP ("KPMG") performed the audit of the Company's financial statements for the year ended December 31, 2000. KPMG has performed the annual audits of the Company since its inception. KPMG LLP has advised the Company that neither KPMG nor any of its members or associates has any direct financial interest in or any connection with the Company or its subsidiaries, other than as independent public auditors. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions. The representatives will have the opportunity to make a statement at the meeting if they so desire.


Audit Fees

     KPMG billed the Company $94,000 for the audit of the Company's financial statements included in the annual report on Form 10-K for the year ended December 31, 2000 and the review of quarterly reports on Form 10-Q filed during 2000.

Financial Information Systems and Design Implementation Fees

     For the year ended December 31, 2000, KPMG did not provide any assistance in the design or implementation of the Company's financial information systems.


All Other Fees

     For the year ended December 31, 2000, KPMG billed the Company an aggregate of $40,633 for all other services, including $19,633 for tax related services.



                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is composed of five independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Exhibit A hereto, and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Hugh F. Cole, Chairman, Anand Bhasin, Robert
R. Bowie, Jr., G. William Floyd and Lawrence A. Shulman.

     Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In addition, each year the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

     In this context, the Audit Committee has met and held discussions with management and KMPG, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"). These matters included a discussion of KPMG's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

     KPMG also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee further considered whether the amount and nature of non-audited services performed by KPMG are compatible with maintaining KPMG's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                  Audit Committee:
                         H. Cole, Chairman       W. Floyd
                         A. Bhasin               L. Shulman
                         R. Bowie

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no matters to be presented for action at the Annual Meeting other than those mentioned above; however, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company. Other than the election of directors, each matter to be submitted to the stockholders requires the affirmative vote of a majority of all the shares voted at the meeting or a majority of all the shares outstanding and entitled to be voted. Abstentions and broker non-votes are treated as shares not voted.



                             STOCKHOLDER PROPOSALS

     All stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company not later than December 19, 2001 for inclusion in the Company's proxy statement and proxy relating to that meeting. The Company's by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the Secretary of the Company not less than sixty days and not more than ninety days before the anniversary of the prior year's meeting. A stockholder must submit a matter to be raised at the Company's 2002 meeting of stockholders on or after February 28, 2002, but not later than March 30, 2002. The written notice should be sent to the Company's principal office and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on the Company's books and the number of shares of the Company's Common Stock the stockholder beneficially owns.


                              REPORT ON FORM 10-K

     The Annual Report on Form 10-K and applicable exhibits are available to stockholders free of charge upon written request. Requests should be sent to Columbia Bancorp, 9151 Baltimore National Pike, Ellicott City, Maryland 21042,
Attention: John A. Scaldara, Jr. (E-mail: jscaldara@columbank.com).


                                   By Order of the Board of Directors



                                   John A. Scaldara, Jr.
                                   Corporate Secretary
April 18, 2001

                                                                       Exhibit A
                               COLUMBIA BANCORP
                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS



I.     PURPOSE
       -------

       The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

       . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

       . Monitor the independence and performance of the Company's independent auditors and Internal Audit Department

       . Provide an avenue of communication among the independent auditors, management, the Internal Audit Department, and the Board of Directors.

       The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and also has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in performance of its duties.


II.    COMPOSITION AND MEETINGS
       ------------------------

       Audit Committee members shall meet the requirements of the National Association of Securities Dealers Exchange (NASD). The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

       Audit Committee members shall be appointed by the Board of Directors. If an Audit Committee Chair is not designated or present, the members of the Committee may appoint a Chair by majority vote of the Committee membership.


III.   RESPONSIBILITIES AND DUTIES
       ---------------------------

       Review of Procedures
       --------------------

       1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and publish the document.

       2. Review the Company's annual audited financial statements prior to filing or distribution. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, and practices.

       3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls, discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee will also review significant findings prepared by the independent auditors and the Internal Audit Department, together with management's responses.

       4. Review with management the Company's quarterly financial statements prior to filing and distribution on the Form 10-Q. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.


       Independent Auditors
       --------------------

       1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

       2. Approve the fees and other significant compensation to be paid to the independent auditors.

       3. On an annual basis, the Audit Committee should review and discuss with the independent auditors, all significant relationships they have with the Company that could impair the auditor's independence.

       4. Review the independent auditor's audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approaches.

       5. Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. The Audit Committee will also discuss certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61.

       6. Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.


       Internal Audit Department and Legal Compliance
       ----------------------------------------------

       1. Review the budget, plan, changes in plan activities, organizational structure and qualifications of the Internal Audit Department, as needed .

       2. Review the appointment, performance, and replacement of the senior internal audit executive.

       3. Review significant reports prepared by the Internal Audit Department, together with management's response and follow-up to these reports.

       4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Responsibilities
     ----------------------

     1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     2. Perform any other activities consistent with this Charter, the Company's By-Laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

     3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the forgoing activities.

                                REVOCABLE PROXY
                               COLUMBIA BANCORP

[_]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Columbia Bancorp hereby appoints Winfield M. Kelly, Jr. and John M. Bond, Jr., or either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock of Columbia Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 29, 2001, and at any and all adjournments and postponements thereof. Any and all proxies heretofore given are hereby revoked.

Please be sure to sign and date
  this proxy in the box below.



                                     For    Withhold   For All
                                                        Except
1.   Election of Directors           [_]      [_]        [_]


H. Cole, W. Floyd, H. Langenthal, R. LaPlaca, R. McCready, J. Moxley, Jr., V. Palumbo, L. Shulman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                     For    Against    Abstain
                                     [_]      [_]        [_]


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the best judgment of the proxy holders on all other matters.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.